CONSENT OF INDEPENDENT ACCOUNTANTS
                     --------------------------------------


We hereby consent to 1) the incorporation by reference in T. Rowe Price International Index Fund, Inc.'s Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of T. Rowe Price Emerging Markets Stock Fund, T. Rowe Price European Stock Fund, T. Rowe Price Global Stock Fund, T. Rowe Price International Discovery Fund, T. Rowe Price International Growth & Income Fund, T. Rowe Price International Stock Fund, T. Rowe Price Japan Fund,
T. Rowe Price Latin America Fund, and T. Rowe Price New Asia Fund (nine of the funds comprising T. Rowe Price International Funds, Inc.) and Foreign Equity Fund (comprising Institutional International Funds, Inc.), which are incorporated by reference into the Registration Statement; 2) the inclusion in the Registration Statement of our report dated October 25, 2000, relating to the financial statement of T. Rowe Price International Equity Index Fund; and 3) the reference to us under the heading "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP


Baltimore, Maryland
October 25, 2000